UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee of our Board of Directors previously adopted (i) our 2020 Equity Incentive Plan (the “2020 Plan”), subject to shareholder approval, as a successor to and continuation of our 2014 Amended and Restated Equity Incentive Plan (the “2014 Plan”) and (ii) our 2020 Employee Share Purchase Plan (the “2020 ESPP”), subject to shareholder approval, as a successor to and continuation of our 2014 Employee Share Purchase Plan (the “2014 ESPP”). On April 30, 2020, our shareholders approved the 2020 Plan and the 2020 ESPP.

The 2020 Plan provides for the grant of incentive and nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, shares or other property to our employees. Subject to adjustment for certain changes in our capitalization, the aggregate number of our ordinary shares that may be issued under the 2020 Plan will not exceed 35,340,187 ordinary shares, which number consists of: (i) 6,900,000 new ordinary shares; plus (ii) the number of ordinary shares available for the grant of new awards under the 2014 Plan as of February 25, 2020; plus (iii) any ordinary shares subject to outstanding stock awards granted under the 2014 Plan, the Horizon Pharma, Inc. 2011 Equity Incentive Plan and the Horizon Pharma, Inc. 2005 Stock Plan that, following February 25, 2020, (a) are not issued because such award expires or terminates without all of the shares covered by such award having been issued, (b) are not issued because such award is settled in cash, or (c) are forfeited to or repurchased by us because of the failure to meet a contingency or condition required to vest such ordinary shares. Our Board of Directors has authority to suspend or terminate the 2020 Plan at any time.

The 2020 ESPP provides for the grant of purchase rights that are intended to qualify as purchase rights granted under an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The 2020 ESPP also provides for the grant of purchase rights that do not meet such qualification requirements. The 2020 ESPP provides a means by which our employees (or the employees of any eligible subsidiary company) may purchase our ordinary shares through payroll deductions. Generally, each regular employee (including officers) employed by us (or a subsidiary company if our Compensation Committee designates such company as eligible to participate) is eligible to participate in offerings under the 2020 ESPP. Subject to adjustment for certain changes in our capitalization, the maximum number of our ordinary shares that may be issued under the 2020 ESPP will not exceed 3,736,775 ordinary shares, which number consists of: (i) 2,500,000 new ordinary shares; plus (ii) the number of ordinary shares available for issuance under the 2014 ESPP. Our Compensation Committee may suspend or terminate the 2020 ESPP at any time.

A complete copy of the 2020 Plan and the 2020 ESPP are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively. The above summaries of the 2020 Plan and the 2020 ESPP do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of shareholders at our 2020 Annual General Meeting of Shareholders held on April 30, 2020.

Proposal 1 — Election of directors.

The following directors were elected to serve for three-year terms until the 2023 Annual General Meeting of Shareholders and until their respective successors are duly elected and qualified.

Director Elected	For	Against	Abstain	Broker Non-Votes
Gino Santini	134,779,353	14,699,111	45,879	15,090,941
James Shannon, M.D.	143,525,708	5,954,813	43,822	15,090,941
Timothy Walbert	138,236,489	9,886,460	1,401,394	15,090,941

Proposal 2 — Approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and the authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration.

For	Against	Abstain	Broker Non-Votes
163,709,921	871,464	33,899	0

Proposal 3 — Approval, on an advisory basis, of the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
143,981,741	5,444,770	97,832	15,090,941

Proposal 4 — Authorization for us and/or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares.

For	Against	Abstain	Broker Non-Votes
163,984,949	203,473	426,862	0

Proposal 5 — Approval of our 2020 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
140,362,765	9,092,325	69,253	15,090,941

Proposal 6 — Approval of our 2020 Employee Share Purchase Plan.

For	Against	Abstain	Broker Non-Votes
148,991,251	508,769	24,323	15,090,941

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Horizon Therapeutics Public Limited Company 2020 Equity Incentive Plan.

99.2	Horizon Therapeutics Public Limited Company 2020 Employee Share Purchase Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2020	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer